Exhibit 99.1

POWERSECURE PROVIDES RECORD LEVEL OF LOAD RELIEF AND

BACKUP POWER FOR UTILITY AND COMMERCIAL CUSTOMERS DURING

COLD AND STORMY JANUARY

WAKE FOREST, N.C. – February 10, 2014 – PowerSecure International, Inc. (NYSE: POWR) today announced that the company’s distributed generation solutions were called on by utilities 171 times during January 2014 to take a total of 1,283 megawatts of hospital, data center, industrial, retail, military, municipal and grocery store load off the grid and onto generator power to insure the reliable supply of electricity due to the high demand for power caused by the extreme cold.

This represents a 99 percent increase in activity compared to the number of generator systems that were called on by customers in January 2013, and an all-time January monthly record for PowerSecure.

In addition to providing this demand flexibility for our utility customers, PowerSecure’s distributed generation systems also provided emergency backup power to support 142 power outages totaling 9,812 minutes in January, with the longest outage lasting 12 1⁄2 hours.

In total, PowerSecure’s distributed generation solutions were utilized by customers for load relief or backup power in 20 states during January 2014. According to the National Weather Service, January 2014 produced the lowest temperatures recorded in more than 100 years in many cities.

“Because we provide our systems to large commercial power customers, utilities know they can count on PowerSecure for load relief during peak demand times, like those caused by the extreme cold in January,” said Sidney Hinton, chief executive officer of PowerSecure.

“It is a privilege for us to serve our utility customers and to provide the reliable emergency backup power and customer service our commercial customers count on PowerSecure for when weather events knock out power from the grid,” Hinton added.

PowerSecure provides complete turnkey service to its distributed generation customers, which translates to industry-leading system reliability of more than 98 percent.

The company also has utility infrastructure crews that respond to utility requests for emergency power restoration following ice storms, wind damage and other events which cause widespread power outages. Over the past week, more than 200 PowerSecure electricity crew members have been working, at the request of local utilities, to restore power that has been disrupted by an ice storm in the Mid-Atlantic and Northeastern United States.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency and utility infrastructure. The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The company’s energy efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug and convenience stores, and its SecureLite area light and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the size, timing and terms of sales and orders, including the company’s revenue backlog, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the impact of the company’s recent acquisitions of the ESCO business and the Solais business; the company’s ability to reduce and control its costs and expenses; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

(919) 453-2103